SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549


F O R M  8-K


Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  December 29, 1995

           BOSTON CAPITAL TAX CREDIT FUND IV L.P.
     (Exact name of registrant as specified in its charter)


                            Delaware
         (State or other jurisdiction of incorporation)


    33-70564                             04-3208648
(Commission File Number)          (IRS Employer Identification No. )

c/o Boston Capital Partners, Inc.,
One Boston Place, Boston, Massachusetts                02108-4406
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (617) 624-8900

         None
 (Former name or former address, if changed since last report)






Item 5.  Other Events

    On December 29, 1995, Boston Capital Tax Credit Fund IV L.P., a
Delaware limited partnership, specifically Series 24 thereof (the
"Partnership") completed various agreements relating to Elm Street Associates, L.P., a New York limited partnership (the "Operating
Partnership"), including an Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of December 29, 1995 (the "Operating Partnership Agreement"), pursuant to which the Partnership acquired a limited partner interest in the Operating Partnership.
Capitalized terms used and not otherwise defined herein have their meanings set forth in the Operating Partnership Agreement, a copy of which is attached hereto as Exhibit (2)(a).

    The Operating Partnership owns and operates a recently renovated apartment complex located on Elm Street in Yonkers, New York which is known as Elm Street Apartments (the "Apartment Complex"). The Apartment Complex consists of two 1-bedroom apartment units, thirty 2-bedroom apartment units, and three 3-bedroom apartment units, for a total of 35 apartment units. Renovation of the Apartment Complex was substantially completed by January 1996 and the Apartment Complex is currently 100% occupied (as of December 31,
1996).

    The Operating Partnership received construction financing in the amount of $1,400,000 (the "Senior Construction Loan") from The Community Preservation Corporation. The Senior Construction Loan was a floating variable rate loan with an 18-month term. The Operating Partnership also received construction financing from the City of Yonkers, New York, acting through its Bureau of Community Development, in the amount of $1,250,000 (the "Junior Construction Loan"). The Junior Construction Loan had a 1% interest rate and a 30-year term. The Senior Construction Loan and the Junior Construction Loan were both converted to permanent loans called the Senior Mortgage Loan and the Junior Mortgage Loan, respectively. The Senior Mortgage Loan is in the amount of $1,087,000, bears a fixed interest rate of 8.01% and has a 15-year term and a 15-year amortization period. The Junior Mortgage Loan is in the amount of $400,000 (after Capital Contribution paydown of $125,000), bears interest at 7% per annum, has a 30-year term and is repayable from Cash Flow as described in the Operating Partnership Agreement. The Junior Mortgage Loan is funded through the HOME Investment Partnership Program. The Operating Partnership has also received a $600,000 grant from Yonkers Community Development under the HOME Investment Partnership Program.

    100% of the apartment units (35 units) in the Apartment Complex are believed to qualify for the low-income housing tax credit (the "Tax Credits") under Section 42 of the Internal Revenue Code of 1986, as amended (the "Code").

    The General Partner of the Operating Partnership is Punt Corporation, a New York corporation which was specifically formed for the purpose of developing the Apartment Complex. The President and 100% stockholder of the General Partner is Michael F. Puntillo, Jr. Mr. Puntillo has been involved in many facets of the real estate and construction industry. He began his career as a commercial broker with the real estate brokerage firm of Cushman and Wakefield. In 1982, he began working for his family's firm, the Jobco Organization, in the development and construction divisions. He has been involved in twenty residential multi-family housing projects with over 1,000 units in total. Mr. Puntillo holds a B.S. degree in Business Finance from Ithaca College and an M.S. in Real Estate Development from New York University.

    The Contractor for the Apartment Complex, Jobco Realty & Construction, Inc., and the Management Agent for the Apartment Complex, Jobco Management, Inc., are both affiliated with the General Partner. The Jobco organization was founded in 1950 and specializes in general construction and construction management and consulting. Since its inception, Jobco has produced over 5,000 units of housing. Jobco Management, Inc. is a professional real estate property management company that currently owns and manages approximately 400,000 square feet of office properties and 500 units of residential apartments. The Contractor received total compensation of $1,875,000 (including 10% builder's profit) for the rehabilitation work on the Apartment Complex and the Management Agent is receiving a management fee equal to 6% of gross rental receipts.

    The Partnership acquired its interest in the Operating Partnership directly from the Operating Partnership in consideration of an agreement to make a Capital Contribution of $408,390 which has been or will be payable to the Operating Partnership in four (4) Installments as follows:

    1. $25 on the latest of (i) Tax Credit Set Aside, (ii) Initial Closing, (iii) receipt by Boston Capital of an acceptable commitment of the Permanent Lender regarding the Permanent Loan,
(iv) Receipt and approval by Boston Capital of an acceptable form of tenant lease for the Apartment Complex or (v) Admission Date
(the "First Installment");

    2.   $306,268 on the latest to occur of (i) Substantial Completion,
(ii) Cost Certification, (iii) receipt of an updated title insurance policy satisfactory to BCCC, Inc., (iv) confirmation by Boston Capital that each of the itemized matters identified on Exhibit 5.01 have been completed by the General Partner to the reasonable satisfaction of Boston Capital, or (v) satisfaction of all of the conditions to the payment of the First Installment (the "Second Installment");

    3. $95,847 on the latest to occur of (i) Initial 100% Occupancy Date, (ii) Final Closing, (iii) State Designation, (iv) Rental
Achievement, or (v) satisfaction of all of the conditions to the payment of the First and Second Installments (the "Third
Installment"); and

    4. $6,250 on the latest to occur of (i) the receipt by the Partnership of the Operating Partnership's federal income tax return for the year in which Rental Achievement occurred or (ii) satisfaction of all conditions to the payment of the First, Second and Third Installments (the "Fourth Installment").

The total Capital Contribution of the Partnership to the Operating Partnership is based on the Operating Partnership receiving $3,000,110 of Tax Credits during the 10-year period commencing in 1996, of which $742,527 will be allocated to the Partnership as a Limited Partner holding a 24.7475% interest in the Operating Partnership. Boston Capital Corporate Tax Credit Fund, A Limited Partnership which is an affiliate of the Partnership is also a Limited Partner (the "Affiliated Partnership") and holds a 74.2425% interest in the Operating Partnership. The Special Limited Partner of the Operating Partnership is BCCC, Inc., which is also an affiliate of the Partnership.

    The Partnership believes that the Apartment Complex is adequately insured.

    Ownership interests in the Operating Partnership are as follows, subject in each case to certain priority allocations and distributions:



                               Normal        Capital        Cash
                               Operations   Transactions    Flow

General Partner                  1%             75%         70%

Partnership                  74.25%          18.75%       22.5%

Affiliated
Partnership                  24.75%           6.25%        7.5%

    The Partnership used the funds obtained from the payments of the holders of its beneficial assignee certificates to make the acquisition of its interest in the Operating Partnership.

    Boston Capital Asset Management Limited Partnership ("BCAMLP"), an affiliate of the general partner of the Partnership, or another affiliate thereof, will receive an annual Asset Management Fee of $5,000 commencing in 1996 from the Operating Partnership for services in connection with the Operating Partnership's accounting matters and the preparation of tax returns and reports to the Partnership. The Asset Management Fee for each fiscal year will be payable from Cash Flow in the manner and priority set forth in
Article XI of the Operating Partnership Agreement. To the extent Cash Flow in any year is insufficient to pay the entire amount of the Asset Management Fee, the General Partner shall make a Subordinated Loan to the Partnership in the amount of such deficiency. If the General Partner fails to make a Subordinated Loan, the amount of such deficiency shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow available for the payment of such fee, or in the first year in which proceeds of a Capital Transaction are available.

    The Operating Partnership will pay a Development Fee to the Developer for its service in connection with the construction and development of the Apartment Complex in an amount equal to $408,468. The Development Fee will be paid $191,753 from the proceeds of the Third Installment, $25,000 from the proceeds of the Fourth Installment and the $191,715 balance shall be treated as a Deferred Development Fee which will be paid in accordance with the provisions of Article XI of the Operating Partnership Agreement, but in no event later than December 31, 2005. The Operating Partnership will pay to the General Partner an annual Incentive Partnership Management Fee of $5,000 per annum commencing in 1996 for its services in connection with managing the day-to-day business of the Operating Partnership. The Incentive Partnership Management Fee for each fiscal year will be payable from Cash Flow in the manner and priority set forth in Article XI of the Operating Partnership Agreement.

Item 7.  Exhibits.

      (c)                 Exhibits.                           Page

(1)   (a)1       Form of Dealer-Manager Agreement between Boston
                 Capital Services, Inc. and the Registrant
                 (including, as an exhibit thereto, the form of Soliciting Dealer Agreement)

(2)   (a)        Amended and Restated Agreement of Limited
                 Partnership of Elm Street Associates, L.P.

(2)   (b)        Certification and Agreement of Elm Street
                 Associates, L.P.

(4)  (a)2            Agreement of Limited Partnership of the
                 Partnership

(16)             None

(17)             None

(21)             None

(24)             None

(25)             None

(28)             None

_______________


1 Incorporated by reference to Exhibit (1) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.

2 Incorporated by reference to Exhibit (4) to Registration Statement No. 33-70564 on Form S-11, as filed with the Securities and Exchange Commission.


SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  March 18, 1997


BOSTON CAPITAL TAX CREDIT FUND IV L.P.


By: Boston Capital Associates IV L.P.,
    its General Partner


    By:  C&M Associates, d/b/a Boston
         Capital Associates, its
    General Partner


    By:  /s/ Herbert F. Collins
    Herbert F. Collins, Partner




BOS2. 52694_1